As filed with the Securities and Exchange Commission on April 6, 2009

Registration Statement No. 333-158296

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE PRINCETON REVIEW, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	22-3727603
(State of Incorporation)	(I.R.S. Employer Identification No.)

111 Speen Street

Framingham, Massachusetts 01701

(508) 663-5050

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael J. Perik

President and Chief Executive Officer

The Princeton Review, Inc.

111 Speen Street

Framingham, Massachusetts 01701

(508) 663-5050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Neal S. Winneg	John M. Mutkoski, Esq.
The Princeton Review, Inc.	Goodwin Procter LLP
111 Speen Street	Exchange Place
Framingham, Massachusetts 01701	Boston, Massachusetts 02109
(508) 663-5050	(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Princeton Review, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement (the “Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, Commonwealth of Massachusetts, on this 6th day of April, 2009.

THE PRINCETON REVIEW, INC.

By:	/s/ Neal S. Winneg
Neal S. Winneg
Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Michael J. Perik	President and Chief Executive Officer (Principal Executive Officer) and Director	April 6, 2009

* Stephen Richards	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	April 6, 2009

* Susan Rao	Executive Vice President, Finance (Principal Accounting Officer)	April 6, 2009

* David Lowenstein	Chairman of the Board of Directors	April 6, 2009

* Jeffrey R. Crisan	Director	April 6, 2009

* Robert E. Evanson	Director	April 6, 2009

* Richard Katzman	Director	April 6, 2009

* Michael A. Krupka	Director	April 6, 2009

* Richard Sarnoff	Director	April 6, 2009

* Clyde E. Williams	Director	April 6, 2009

*By:	/s/ Neal S. Winneg
Neal S. Winneg Executed under Power of Attorney

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